UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2024

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

(303) 773-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MDC	New York Stock Exchange
6% Senior Notes due January 2043	MDC 43	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, M.D.C. Holdings, Inc, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”), dated January 17, 2024, with SH Residential Holdings, LLC, a Delaware limited liability company (“Parent”), Clear Line, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Parties”) and, solely for the purposes of Section 6.2, Section 6.17 and Section 9.15 of the Merger Agreement, Sekisui House, Ltd., a Japanese kabushiki kaisha (“Sekisui House”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). On April 19, 2024, the Buyer Parties completed the acquisition of the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of the Merger

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03, and 8.01 of this Current Report is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (“Effective Time”):

(i)	each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock that were (A)(1) held by the Company as treasury stock; (2) held directly by Parent or Merger Sub; or (3) held by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, immediately prior to the Effective Time (collectively, the “Owned Company Shares”); (B) held by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time; (C) held by a holder who has properly and validly demanded appraisal for such shares of Company Common Stock in accordance with, and who has complied in all respects with, Section 262 of the Delaware General Corporation Law; or (D) subject to vesting restrictions and/or forfeiture back to the Company (“Company RSAs”)) was automatically converted into the right to receive $63.00 per share, in cash, without interest thereon (the “Merger Consideration”);
(ii)	each Owned Company Share was automatically cancelled and ceased to exist, and no consideration or payment was delivered in exchange therefor or in respect thereof; and
(iii)	each share of Company Common Stock held by any direct or indirect wholly owned subsidiary of the Company was converted into such number of shares of common stock of the surviving corporation with an aggregate value immediately after the consummation of the Merger equal to the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, because of the Merger:

(i)	each option award (each, a “Company Option”) was fully vested, cancelled and automatically converted into the right to receive an amount in cash (without interest) equal to the product of (A) the excess of (1) the Merger Consideration over (2) the exercise price per share of such Company Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Option, subject to any required withholding of taxes;
(ii)	each Company RSA was fully vested, cancelled and automatically converted into the right to receive an amount in cash (without interest) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSA, multiplied by (B) the Merger Consideration, subject to any required withholding of taxes; and

(iii)	each performance share unit award (each, a “Company PSU”) was fully vested, cancelled and automatically converted into the right to receive an amount in cash (without interest) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company PSU based on maximum performance, multiplied by (B) the Merger Consideration, subject to any required withholding of taxes.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, which was filed by the Company with the Securities and Exchange Commission (“SEC”) on January 18, 2024 as Exhibit 2.1 to the Current Report on Form 8-K, and is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On April 19, 2024, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the NYSE suspend trading of the Company’s Common Stock on the NYSE prior to the opening of trading on April 19, 2024. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of the Company’s Common Stock from the NYSE, as well as the deregistration of such the Company’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company’s Common Stock will no longer be listed on the NYSE.

In addition, the Company intends to file with the SEC a certification on Form 15, requesting the termination of registration of the shares of the Company’s Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of the Company’s Common Stock.

The Company’s 6.000% Senior Notes due 2043 will remain listed on the NYSE and registered under the Exchange Act at closing; however, there can be no assurances that such notes will continue to be listed on the NYSE and registered under the Exchange Act following the closing.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.03, 5.02 and 8.01 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent is an affiliate of Sekisui House. The aggregate consideration of the Merger was approximately $4.9 billion, a portion of which was funded by debt financing commitments of $4.5 billion in the aggregate from certain financial institutions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the following persons became directors of the Company: Rick Robideau, Larry A. Mizel, David D. Mandarich, Paris G. Reece III, George C. Yeonas, Toru Tsuji, Satoshi Yoshimura, Toru Ishii, Keizo Yoshimoto, Toru Fujita, and Kenichi Kumemoto. The following persons, who were directors of the Company immediately prior to the Effective Time, voluntarily resigned from the Board and the committees of the Board on which they served, if any, at the Effective Time: David Mandarich, Larry Mizel, Paris G. Reece III, Courtney L. Mizel, David E. Blackford, David Siegel, Herbert T. Buchwald, Janice Sinden, Michael A. Berman, Raymond T. Baker, Rafay Farooqui.

Larry A. Mizel founded the Company in 1972 and has served as a Director since its inception. He was appointed Chairman of the Board in 1972 and Chief Executive Officer of the Company in 1988. Then, in October 2020, he was appointed as Executive Chairman. Mr. Mizel has provided the Company with leadership and judgment, previously serving as the Chief Executive Officer and Chairman of the Board of Directors, and now as Executive Chairman, while advancing the long-term interests of the Company's shareholders. One of the most experienced leaders in the homebuilding industry, his knowledge and foresight provide the Board with invaluable guidance.

David D. Mandarich has been associated with the Company since 1977. He was a Director from September 1980 until April 1989, and has been a Director continuously since March 1994. He was appointed President and Chief Operating Officer of the Company in June 1999. Then, in October 2020, he was appointed President and Chief Executive Officer. A skilled and experienced leader in the homebuilding industry, Mr. Mandarich provides the Board with the benefit of his judgment and his knowledge and understanding of the Company's homebuilding business and operations. Mr. Mandarich is a veteran of the United States Army.

Paris G. Reece III was formerly the Company’s Chief Financial Officer and Principal Accounting Officer, and retired on August 1, 2008. Since his retirement, Mr. Reece has performed consulting work and served in a volunteer position as the President of Cancer League of Colorado, a leading non-profit organization that was established over fifty years ago to raise money for cancer research and patient care. He joined the Company's Board of Directors in May 2013. As a Certified Public Accountant (Texas, non-practicing), a former Chief Financial Officer and a highly respected person within the homebuilding industry, Mr. Reece is uniquely qualified to provide the Company with strong oversight of accounting and financial matters, as well as the operation of the Company's homebuilding and financial services businesses.

Toru Tsuji is the Managing Officer of Sekisui House, Chief Executive Officer of SH Residential Holdings, a wholly owned subsidiary of Sekisui House, and is concurrently the Chief Executive Officer of Sekisui House UK, Ltd., a wholly owned subsidiary of Sekisui House. Before joining Sekisui House as head of Business Strategy Officer of the International Business Department in 2019, he worked at Mitsubishi Corporation. He joined Mitsubishi Corporation in 1990 and held various positions in real estate-related business units including as President and Chief Executive Officer of Mitsubishi Corp.-UBS Realty Inc., a former joint venture between Mitsubishi Corporation and UBS AG.

Rick Robideau is the Chief Financial Officer of SH Residential Holdings, a wholly owned subsidiary of Sekisui House, and has over 30 years of experience in the U.S. homebuilding business in various positions, including President and Chief Financial Officer of Ford Custom Classic Homes, a home builder in Franklin, Tennessee, from October 2008 to April 2010 and Chief Financial Officer for Woodside Homes, a U.S. subsidiary of Sekisui House group, from April 2010 and April 2022.

Satoshi Yoshimura is the Chief Strategy Officer of SH Residential Holdings, a wholly owned subsidiary of Sekisui House, and has extensive experience in the investment banking and real estate industries. He joined Sekisui House upon the formation of the International Business Department in 2008. Before joining the International Business Department of Sekisui House, he covered Sekisui House as an industry coverage banker at the real estate group at Morgan Stanley. He holds an MBA from the University of California, Berkeley, and a Bachelor of Law from Waseda University in Japan.

Toru Ishii is the Senior Managing Officer in charge of Development Business including International Business at Sekisui House. He joined Sekisui House in April 1990 and has since experienced sales planning work in the urban development business and engaged in developing new markets such as the hotel development business and the office development business. He has been in charge of the development business since 2012, focusing on human resources development and demonstrating the comprehensive capabilities of the Sekisui House group. He has been steadily promoting enhancement of the business foundation in new markets and the development of the organizational structure of the Sekisui House group. He has been responsible for International Business since 2019.

Keizo Yoshimoto is the Senior Managing Officer in charge of legal affairs, customer satisfaction promotion and the Board of Directors office at Sekisui House. He joined Sekisui House in 1989 and was in charge of planning and sales for effective land utilization and urban development projects. In 1996, he was assigned to the Legal Department of the General Affairs Division, where he was in charge of risk management and organizational restructuring. In 2009, he was appointed to the position of President's Special Assignment in the Secretarial Department in order to respond to various internal and external matters with flexibility and speed, not limited to legal areas. In 2017, he was appointed as General Manager of the Legal Department, where he has promoted the governance reform of the Sekisui House group and is involved in the operation of the Board of Directors, the Personnel Affairs and Remuneration Committee, management meetings and other corporate bodies.

Toru Fujita is the Managing Officer in charge of Accounting and Finance of Sekisui House and has been the officer in charge of accounting and finance since he joined Sekisui House in June 2022. Prior to that, he spent nearly 31 years with Mitsubishi UFJ Financial Group, including more than ten years of experience in the areas of financial planning and analysis, regulatory and economic capital management and allocation and bond issuance. He was posted in the United States for around ten years, where he worked in New York, New York, at the Head Office for the Americas, San Francisco, California, at Union Bank, and completed a one-year MBA program at the Massachusetts Institute of Technology in Boston, Massachusetts.

Kenichi Kumemoto has 30 years of experience in the energy business and the real estate business, both in Japan and overseas (and in almost all asset types including residential, office, commercial, hotel, and logistics facilities) at Mitsubishi Corporation, a major trading company, and had experience in mergers and acquisitions as well as post-merger integration matters, as the CEO of a retail facility operating company. He has management experiences in the United States, China and the Philippines. In 2021, he was appointed President and CEO of Ascot, a listed residential developer based in Japan, and launched new businesses, such as logistics development and asset management. He joined Sekisui House in 2022 and is in charge of business planning/strategy for the company's international business.

George C. Yeonas has 34 years of experience in the real estate and homebuilding industry, including Chief Operating Officer positions at both public and private homebuilders, and has been an advisor to Woodside Homes since 2016, as well as to SH Residential Holdings, a wholly owned subsidiary of Sekisui House, on the acquisition of Chesmar Homes and MDC Holdings. He has a deep knowledge of real estate/ESG. He also teaches at Georgetown University.

Compensatory Arrangements

Amended and Restated Employment Agreements. On April 19, 2024, the Company entered into amended and restated employment agreements with Messrs. Larry A. Mizel and David D. Mandarich (the “Amended Employment Agreements”) which provide for: (i) continued employment (in their current roles) through December 31, 2025 (the “Initial Term”), which will automatically renew for additional one-year terms (the “Additional Term”), unless Parent provides at least 60 days’ prior written notice of its intention not to renew the applicable term; (ii) base salary of $1,000,000 and continued benefits during 2024 and 2025 at the same levels in effect prior to the consummation of the Merger; (iii) target annual bonus opportunities (each, an annual “Target Award”), with a minimum annual award equal to 50% of the Target Award and a maximum annual award equal to 200% of the Target Award for calendar years 2024 and 2025 based on level of attainment of the applicable performance goals; (iv) if either Messrs. Mizel and Mandarich experiences a termination by the Company (x) without cause (including a termination due to death, presumed death or the executive becoming totally disabled, but not including any resignation or retirement) prior to the end of the Initial Term, payment of any accrued but unpaid benefits and cash severance in an amount equal to the aggregate base salary and Target Award that could have been earned had the executive remained employed through the remainder of the Initial Term and (y) without cause prior to the end of the Additional Term, cash severance in an amount equal to the aggregate base salary and Target Award that could have been earned had the executive remained employed through the remainder of the Additional Term and the next successive Additional Term; and (v) continued lifetime group health insurance coverage (medical, dental and vision coverage for each executive and for each executive’s spouse for the remainder of each executive’s lifetime and, if applicable, coverage for each executive’s spouse for an additional 60 months following each executive’s death or presumed death). The Amended Employment Agreements also provide for a one-time lump-sum cash transaction bonus payment equal to the amount of cash severance that Messrs. Mizel and Mandarich would have otherwise been entitled to receive had there been a qualifying termination of their employment as of the consummation of the Merger (based on each executive’s severance entitlement as calculated on December 31, 2023) in lieu of the cash severance that would have been payable under such employment agreements. The amount of the transaction bonus is $33 million and $21 million for Messrs. Mizel and Mandarich, respectively.

Amended Change in Control Agreements. On April 19, 2024, the Company entered into amended change in control agreements with Messrs. Robert N. Martin and Michael L. Kaplan (the “Amended Change in Control Agreements”), which provide for: (i) a cash transaction bonus payable upon the consummation of the Merger, equal to the cash severance amount each executive would have otherwise been entitled to receive under their existing change in control agreements had a qualifying termination occurred on or following the consummation of the Merger; (ii) benefits continuation for 12 months upon a termination for any reason within two years following the consummation of the Merger, and (iii) accelerated vesting of all unvested equity awards effective as of the consummation of the Merger. The amount of the cash transaction bonus is $2.55 million and $1.425 million for Messrs. Martin and Kaplan, respectively.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, subject to the provisions of the Merger Agreement, Merger Sub’s Certificate of Incorporation and Bylaws, as in effect immediately prior to the Effective Time, became the Certificate of Incorporation and Bylaws of the Company, respectively. Copies of the amended and restated Certificate of Incorporation and the amended and restated Bylaws are attached as Exhibit 3.1. and Exhibit 3.2., respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On April 19, 2024, the Company and Sekisui House issued a joint press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 17, 2024, by and among SH Residential Holdings, LLC, Clear Line, Inc. and M.D.C. Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 18, 2024).

3.1.	Amended and Restated Certificate of Incorporation of M.D.C. Holdings, Inc.

3.2.	Amended and Restated Bylaws of M.D.C. Holdings, Inc.

99.1	Joint Press Release, dated April 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Date: April 19, 2024	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Vice President, Secretary and Corporate Counsel